EXHIBIT 10.19


                           THE SPORTS AUTHORITY, INC.
                         SUPPLEMENTAL 401(K) SAVINGS AND
                               PROFIT SHARING PLAN

WHEREAS, it is in the best interest of The Sports Authority, Inc. and its Affiliates (the "Corporation") to retain a select group of competent and loyal management personnel; and

WHEREAS, Congress has from time to time limited the amounts of retirement benefits available to the more highly compensated employees in relationship to their pay; and

WHEREAS, the Corporation finds that it is in its best interest to supplement the retirement pay of a select group of management personnel who might otherwise receive less retirement pay than their counterparts, and to retain equity among the Corporation's management personnel;

NOW THEREFORE, the Corporation hereby establishes the following Supplemental 401(k) Savings and Profit Sharing Plan effective January 1, 1996 ("Effective Date"):


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                                    ARTICLE I
                                   DEFINITIONS

1.1 AFFILIATE. "Affiliate" means an entity that is a member of the same controlled group (as defined in Code Sections 414(b), (c) or (m)) as The Sports Authority, Inc.

1.2 BENEFICIARY. "Beneficiary" means a person or entity designated by the Participant as his or her beneficiary under the terms of the Profit Sharing Plan.

1.3 BOARD OF DIRECTORS. "Board of Directors" means the Board of Directors of The Sports Authority, Inc.

1.4 CHANGE IN CONTROL. "Change in Control" means the first to occur of any of the following events:


       (a) the "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities representing more than 20% of the combined voting power of the Corporation is acquired by any "person," as defined in sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of shares of the Corporation, or any "person" acquiring such securities in a sale or transfer by the Corporation in a transaction not involving a public offering), or

       (b) the shareholders of the Corporation approve a definitive agreement to merge or consolidate the Corporation with or into another corporation or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation, or

       (c) during any period of three consecutive years , individuals who at the beginning of such period were members of the Board of Directors cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period).

1.5    CODE. "Code" means the Internal Revenue Code of 1986, as amended.


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1.6    COMPENSATION COMMITTEE. "Compensation Committee" means the persons who are from time to time serving as members of the Compensation Committee of the Corporation's Board of Directors.

1.7 CORPORATION. "Corporation" means The Sports Authority, Inc. and any of its Affiliates (a) whose participation in the Plan has been approved by the Board of Directors, and (b) which by action of its own board of directors shall have adopted the Plan.

1.8 ELIGIBLE SPOUSE. "Eligible Spouse" means the person to whom the Participant is legally married at the time of the Participant's death.

1.9 MATCHING CONTRIBUTION. "Matching Contribution" means the matching contribution made by the Corporation for the benefit of a Participant under and in accordance with the terms of the Profit Sharing Plan for a Plan Year.

1.10 MATCHING CONTRIBUTION ACCOUNT. "Matching Contribution Account" means the account established for a Participant under the Profit Sharing Plan to which Matching Contributions are allocated, as adjusted by earnings or losses thereon.

1.11 OFFICER. "Officer" means an officer of the Corporation at the level of Vice President or above.

1.12 PARTICIPANT. "Participant" means any Officer of The Sports Authority, Inc. who participates in the Plan in accordance with Article II of the Plan. Participant shall also include any Officer of an Affiliate designated by the Compensation Committee of the Board of Directors to participate in the Plan.

1.13 PLAN. "Plan" means The Sports Authority, Inc. Supplemental 401(k) Savings and Profit Sharing Plan set forth in this document, as amended from time to time.

1.14   PLAN YEAR. "Plan Year" means calendar year.

1.15 PROFIT SHARING ACCOUNT. "Profit Sharing Account" means the account established for a Participant under the Profit Sharing Plan to which Profit Sharing Contributions are allocated, as adjusted by earnings or losses thereon.

1.16 PROFIT SHARING CONTRIBUTION. "Profit Sharing Contribution" means the profit sharing contribution made by the Corporation for the benefit of a Participant under and in accordance with the terms of the Profit Sharing Plan for a Plan Year.


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1.17   PROFIT SHARING PLAN. "Profit Sharing Plan" means The Sports Authority
       401(k) Savings and Profit Sharing Plan.

1.18 SUPPLEMENTAL MATCHING CONTRIBUTION. "Supplemental Matching Contribution" means the matching contribution credited to the Supplemental Matching Contribution Account by the Corporation on behalf of a Participant under the Plan for a Plan Year.

1.19 SUPPLEMENTAL MATCHING CONTRIBUTION ACCOUNT. "Supplemental Matching Contribution Account" means the account maintained by the Corporation under the Plan for a Participant that is credited with amounts described in Section 4.2.

1.20 SUPPLEMENTAL PROFIT SHARING ACCOUNT. "Supplemental Profit Sharing Account" means the account maintained by the Corporation under the Plan for a Participant that is credited with amounts described in Section 4.1.

1.21 SUPPLEMENTAL PROFIT SHARING CONTRIBUTION. "Supplemental Profit Sharing Contribution" means the profit sharing contribution credited to the Supplemental Profit Sharing Account by the Corporation on behalf of a Participant under the Plan for a Plan Year.

1.22 TRUST. "Trust" means the "rabbi trust," which may be entered into in conjunction with the Plan.

1.23 YEAR OF VESTING SERVICE. "Year of Vesting Service" means a year of "Service" as defined in the Profit Sharing Plan.


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                                   ARTICLE II
                                   ELIGIBILITY

Officers of The Sports Authority, Inc. who are among a select group of management and highly compensated employees and who are Participants in the Profit Sharing Plan and who have Profit Sharing Contributions or Matching Contributions under the Profit Sharing Plan that have been limited in any way by the requirements of the Code and applicable regulations, including, but not limited to, Section 401(a)(17) of the Code (relating to the $150,000 (indexed) limit on compensation), Section 401(k)(3) of the Code (relating to discrimination standards) and Section 402(g) of the Code (relating to the limit on elective deferrals), shall participate in the Plan.

Officers of any Affiliate who are among a select group of management and highly compensated employees, and who are selected at the discretion of the Board of Directors, may participate in the Plan. Such action shall be effective as of the later of: (i) the date such action is taken; or (ii) its effective date. An Officer whose status as a Participant is revoked shall be entitled only to any benefits to which he or she is entitled under Article IV.


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                                   ARTICLE III
                                     VESTING

3.1 SUPPLEMENTAL PROFIT SHARING CONTRIBUTIONS. The amounts credited to the Participant's Supplemental Profit Sharing Account shall become one hundred percent (100%) vested only after the Participant earns five (5) Years of Vesting Service, attains age 65, dies or becomes disabled as defined in the Profit Sharing Plan.

3.2 SUPPLEMENTAL MATCHING CONTRIBUTIONS. The amounts credited to the Participant's Supplemental Matching Contribution Account shall be and remain one hundred percent (100%) vested at all times.

3.3 CHANGE IN CONTROL. In the case of a Change in Control, each Participant shall become immediately fully vested in the amount credited to his or her Supplemental Profit Sharing Account under the Plan.


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                                   ARTICLE IV
                           SUPPLEMENTAL CONTRIBUTIONS

4.1 SUPPLEMENTAL PROFIT SHARING CONTRIBUTION. A Supplemental Profit Sharing Contribution shall be credited to each Participant's Supplemental Profit Sharing Account by the Corporation for the benefit of that Participant for each Plan Year. The amount credited shall be equal to the difference between (a) and (b) below:

       (a) The Profit Sharing Contribution that would have been allocated to the Participant's Profit Sharing Account under the Profit Sharing Plan on behalf of the Participant for the Plan Year if such contribution had not been limited by the Code;

       (b) The amount of the Profit Sharing Contribution actually allocated to the Participant's Profit Sharing Account under the Profit Sharing Plan on behalf of the Participant for the Plan Year.

       Such Supplemental Profit Sharing Contributions shall be credited at the time the Profit Sharing Contribution under the Profit Sharing Plan is credited to the Participant's Profit Sharing Account.

4.2 SUPPLEMENTAL MATCHING CONTRIBUTION. A Supplemental Matching Contribution shall be credited to each Participant's Supplemental Matching Contribution Account by the Corporation for the benefit of that Participant for each Plan Year. The amount credited shall be equal to the difference between (a) and (b) below:

       (a) The Matching Contribution that would have been allocated to the Participant's Matching Contribution Account under the Profit Sharing Plan on behalf of the Participant for the Plan Year if such contribution had not been limited by the Code;

       (b) The amount of the Matching Contribution actually allocated to the Participant's Matching Contribution Account under the Profit Sharing Plan on behalf of the Participant for the Plan Year.

Such Supplemental Matching Contribution shall be credited at the time the Matching Contribution under the Profit Sharing Plan is credited to the Participant's Matching Contribution Account.


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                                    ARTICLE V
                     VALUATION OF SUPPLEMENTAL CONTRIBUTIONS

On each date amounts are credited hereunder, such amounts shall be deemed invested in shares of Common Stock of the Corporation (icluding fractional shares), based on the closing price of such shares on the date credited, as reported in The Wall Street Journal, New York Stock Exchange Transactions - Composite Transactions. On any date thereafter, the value of a Participant's Supplemental Matching Contribution Account and Supplemenatl Profit Sharing Contribution Account shall equal the number of shares in which amounts credited are deemed invested (as adjusted to reflect stock splits, stock dividends, recapitalizations, combinations or exhanges of shares or similar coprorate transactions, and as adjusted to reflect the reinvestment of cash dividends on such shares), mulitiplied by the price of such shares on such date, calculated in the manner set forth in the preceding sentence.

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                                   ARTICLE VI
                                  DISTRIBUTIONS

6.1 TIMING AND FORM OF PAYMENT. The benefits payable under the Plan shall be paid in cash at the later of termination of employment or age sixty-five
       (65), or earlier in the discretion of the Compensation Committee, in one lump sum payment. Such payment shall be made within thirty (30) days after such event or determination, and the amount thereof shall be based on the total value of the Participant's Profit Sharing Contribution Account and his Matching Contribution Account as of the date of such event or termination.

6.2 DEATH BENEFIT. If a Participant dies prior to receiving all amounts distributable under the Plan, the Participant's Beneficiary shall receive in cash the benefits payable under the Plan, at the same time as such Beneficiary receives benefits payable under the Profit Sharing Plan. The amount paid shall be based on the total value of the Participant's Profit Sharing Contribution Account and his Matching Contribution Account as of the same date assets held in the Participants accounts in the Profit Sharing Plan are valued for purposes of distribution to the Beneficiary.

6.3 BENEFIT DUE TO SERVICE WITH PRIOR PARENT COMPANY. Certain Officers earned supplemental retirement benefits while the Corporation was a wholly owned subsidiary of Kmart Corporation. The liability for these benefits has become an obligation of the Corporation.

            In addition to any amounts payable under the preceding provisions of this Plan, any Officer listed on Exhibit A of this Plan shall be entitled to the benefit so listed.


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                                   ARTICLE VII
                            EVENTS CAUSING FORFEITURE

7.1 TERMINATION OF EMPLOYMENT. Termination of employment for any reason prior to the Participant's vesting under Article III will cause the Participant to forfeit any unvested interest in the Plan.

7.2 FORFEITURE FOR CAUSE. If the Compensation Committee finds, after full consideration of the facts presented on behalf of both the Corporation and a former Participant, that the Participant was discharged by the Corporation for fraud, embezzlement, theft, commission of a felony, or for proven dishonesty in the course of his or her employment by the Corporation which damaged the Corporation, the amounts credited to the Participant's accounts under the Plan will be forfeited. The decision of the Compensation Committee as to the cause of a former Participant's discharge and the damage done to the Corporation will be final. No decision of the Compensation Committee will affect the finality of the discharge of the Participant by the Corporation in any manner.


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                                  ARTICLE VIII
                             COMPENSATION COMMITTEE

8.1 POWERS OF THE COMPENSATION COMMITTEE. The Compensation Committee will have the responsibility for the general administration of the Plan according to the terms and provisions of the Plan and will have all powers necessary to accomplish those purposes, including, but not by way of limitation, the right, power and authority:

       (a) to make rules and regulations for the administration of the Plan which are not inconsistent with its terms and provisions;

       (b) to construe all terms, provisions, conditions and limitations of the Plan, and its construction of the Plan will be final as to all parties;

       (c) to correct any defect, supply any omission or reconcile any inconsistency that may appear in the Plan in the manner and to the extent it deems expedient to carry the Plan into effect and its judgment in those matters will be final as to all parties;

       (d) to delegate by written notice those clerical and recordation duties of the Compensation Committee, as it deems necessary or advisable for the proper and efficient administration of the Plan.

                  No member of the Board of Directors or the Compensation Committee shall be liable for any action taken or determination made in good faith with respect to the Plan.

8.2 CONFLICT OF INTEREST. A member of the Compensation Committee who is also a Participant shall not vote or act on any matter relating solely to himself or herself.

8.3 CLAIMS PROCEDURE. The Compensation Committee shall make all determinations as to the right of any person to a benefit. If any application for payment of a benefit under the Plan shall be denied, the Compensation Committee shall notify the claimant within ninety (90) days of such denial setting forth the specific reason therefor and afford such claimant a reasonable opportunity for a full and fair review of the decision denying his or her claim. Notice of such denial shall set forth, in addition to the specific reasons for the denial, reference to pertinent provisions of the Plan, such additional information as may be relevant to denial of the claim, an explanation of the claims review procedure and advice that such claimant may request the opportunity to review pertinent Plan documents


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       and submit a statement of issues and comments. Within sixty (60) days following advice of denial of his or her claim, upon request made by any claimant for a review of such denial, the Compensation Committee shall take appropriate steps to review its decision in light of any further information or comments submitted by such claimant. The Compensation Committee may, in its discretion, hold a hearing at which such claimant shall be entitled to present the basis of his or her claim for review and at which he may be represented by counsel. The Compensation Committee shall render a decision within sixty (60) days after claimant's request for review (which may be extended to 120 days if circumstances so require) and shall advise claimant in writing of its decision on such review, specifying its reasons and identifying appropriate provisions of the Plan.


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                                   ARTICLE IX
                          AMENDMENT AND/OR TERMINATION

9.1 AMENDMENT OR TERMINATION OF THE PLAN. The Board of Directors may amend or terminate the Plan at any time by an instrument in writing.

9.2 NO RETROACTIVE EFFECT ON CREDITED BENEFITS. No amendment or termination of the Plan shall adversely affect the rights of any Participant to the benefit credited under the Plan for the Participant without his or her consent. However, the Board of Directors shall retain the right at any time to change in any manner the contributions provided in Article IV, but only as to contributions after the date of the amendment.

9.3 EFFECT OF TERMINATION. If the Plan is terminated, no further contributions under the Plan will be credited. The contributions credited under the Plan prior to the date of termination will be payable under the conditions, at the time and in the form then provided in the Plan.


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                                    ARTICLE X
                              CORPORATE OBLIGATION

         The Corporation shall pay the benefits due the Participants under the Plan. It is specifically recognized by both the Corporation and the Participants that the Plan is only an unsecured corporate commitment and that each Participant must rely upon the general credit of the Corporation for the fulfillment of its obligations hereunder. Under all circumstances, the rights of Participants to any asset held by the Corporation will be no greater than the rights expressed in the Plan. Nothing contained in the Plan will constitute a guarantee by the Corporation that the assets of the Corporation will be sufficient to pay any benefits under the Plan or would place the Participant in a secured position ahead of general creditors of the Corporation. Though the Corporation may establish a Trust to accumulate assets to fulfill its obligations, the Plan and any such trust will not create any lien, claim, encumbrance, right, title or other interest of any kind whatsoever of any Participant in any asset held by the Corporation, contributed to any such trust or otherwise designated to be used for payment of any of its obligations created in the Plan. No policy or other specific asset of the Corporation has been or will be set aside, or will in any way be transferred to any trust or will be pledged in any way for the performance of the Corporation's obligations under the Plan which would remove the policy or asset from being subject to the general creditors of the Corporation.


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                                   ARTICLE XI
                                  MISCELLANEOUS

11.1   LIMITATION OF RIGHTS. Nothing in the Plan will be construed:

       (a) to give a Participant any right with respect to any benefit except in accordance with the terms of the Plan;

       (b) to limit in any way the right of the Corporation to terminate a Participant's employment with the Corporation at any time;

       (c) to evidence any agreement or understanding, expressed or implied, that the Corporation will employ a Participant in any particular position or for any particular remuneration; or

       (d) to give a Participant or any other person claiming through him any interest or right under the Plan other than that of any unsecured general creditor of the Corporation.

11.2 DISTRIBUTIONS TO INCOMPETENTS OR MINORS. Should a Participant become incompetent or should a Participant designate a Beneficiary who is a minor or incompetent, the Corporation is authorized to pay the funds due to the parent of the minor or to the guardian of the minor or incompetent or directly to the minor or to apply those funds for the benefit of the minor or incompetent in any manner the Compensation Committee determines in its sole discretion.

11.3 NONALIENATION OF BENEFITS. No right or benefit provided in the Plan will be transferable by the Participant except, upon his or her death, to a named Beneficiary as provided in the Plan. No right or benefit under the Plan will be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge (except as provided in Section 206(d)(3) of the Employee Retirement Income Security Act of 1974 relating to domestic relations orders), and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same will be void. No right or benefit under the Plan will in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits.

11.4 RESPONSIBILITY FOR DISTRIBUTIONS AND WITHHOLDING OF TAXES. The Compensation Committee will furnish information to the Corporation, concerning the amount and form of distribution to any Participant entitled to a distribution so that the Corporation may make or cause the Trust, if applicable, to make the distribution required. It will also calculate the deductions from the amount of the benefit paid under the Plan for any taxes


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       required to be withheld by federal, state or local government based on the Participant's instructions, and will cause them to be withheld.

11.5 RELIANCE UPON INFORMATION. No member of the Board of Directors or the Compensation Committee shall be liable for any decision or action taken in good faith in connection with the administration of the Plan. Without limiting the generality of the foregoing, any decision or action taken by the Board of Directors or the Compensation Committee when it relies upon information supplied it by any officer of the Corporation, the Corporation's legal counsel, the Corporation's actuary, the Corporation's independent accountants or other advisors in connection with the administration of the Plan will be deemed to have been taken in good faith.

11.6 SEVERABILITY. If any term, provision, covenant or condition of the Plan is held to be invalid, void or otherwise unenforceable, the rest of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated.

11.7 NOTICE. Any notice or filing required or permitted to be given to the Compensation Committee or a Participant will be sufficient if in writing and hand delivered or sent by U.S. mail to the principal office of the Corporation or to the residential mailing address of the Participant. Notice will be deemed to be given as of the date of hand delivery or if delivery is by mail, as of the date shown on the postmark.

11. GENDER. Whenever any words are used in the Plan in the masculine, feminine, or neuter gender, they are to be construed as though they were also used in another gender in all cases where they would so apply.

11.9 GOVERNING LAW. The Plan will be construed, administered and governed in all respects by the laws of the State of Delaware to the extent they are not preempted by Federal law.

11.10  EFFECTIVE DATE. The Plan will be operative and effective on January 1,
       1996.


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===============================================================================
                                    EXHIBIT A
===============================================================================
                                                           EQUIVALENT SHARES OF
                  SHARES OF KMART     VALUE OF KMART       THE SPORTS AUTHORITY
NAME                STOCK AS OF        STOCK AS OF               STOCK AS
                     11/17/94            11/17/94              IPO 11/17/94
===============================================================================
Jack A. Smith       3,261.058          $48,508.238               2,716.027
-------------------------------------------------------------------------------
Richard Lynch       1,163.667          $17,309.547                 969.18
-------------------------------------------------------------------------------
Arnie Sedel           584.694          $ 8,697.323                 486.972
-------------------------------------------------------------------------------
Robert Timinski       546.142          $ 8,123.862                 454.864
===============================================================================


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